Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-254783, 333-263761, 333-270336, 333-277651 and 333-285502 on Form S-8 of our report dated March 2, 2026, relating to the financial statements of ThredUp Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 2, 2026